                                                                EXHIBIT 10.13.2





                               GUARANTY AGREEMENT



                                       by



                                 [See Annex A]



                                  in favor of



               THE CHASE MANHATTAN BANK, as Administrative Agent



                                 [See Annex A]

                               TABLE OF CONTENTS

                                                     ARTICLE 1

                                                   General Terms

 Section 1.1      Terms Defined Above.................................................................... 1
 Section 1.2      Certain Definitions ................................................................... 1
 Section 1.3      Credit Agreement Definitions........................................................... 2

                                                     ARTICLE 2

                                                   The Guaranty

 Section 2.1      Liabilities Guaranteed ................................................................ 2
 Section 2.2      Nature of Guaranty .................................................................... 2
 Section 2.3      Administrative Agent's Rights ......................................................... 2
 Section 2.4      Guarantor's Waivers ................................................................... 2
 Section 2.5      Maturity of Liabilities: Payment....................................................... 4
 Section 2.6      Administrative Agent's Expenses........................................................ 4
 Section 2.7      Liability.............................................................................. 4
 Section 2.8      Events and Circumstances Not Reducing or Discharging
                  Guarantor's Obligations................................................................ 4

                                                     ARTICLE 3

                                          Representations and Warranties

 Section 3.1      By Guarantor .......................................................................... 7
 Section 3.2      No Representation by Lenders........................................................... 8

                                                     ARTICLE 4

                                           Subordination of Indebtedness

 Section 4.1      Subordination of All Guarantor Claims.................................................. 8
 Section 4.2      Claims in Bankruptcy................................................................... 8
 Section 4.3      Payments Held in Trust ................................................................ 8
 Section 4.4      Liens Subordinate...................................................................... 9
 Section 4.5      Notation of Records.................................................................... 9

                                                     ARTICLE 5

                                                      Security

 Section 5.1      Grant of Security Interest............................................................. 9
 Section 5.2      Financing Statements .................................................................. 9
 Section 5.3      Remedies............................................................................... 9
 Section 5.4      Rights ................................................................................ 10

                                                     ARTICLE 6

                                                   Miscellaneous

 Section 6.1      Successors and Assigns ................................................................ 10
 Section 6.2      Notices ............................................................................... 10
 Section 6.3      Business and Financial Information .................................................... 10
 Section 6.4      Construction .......................................................................... 10
 Section 6.5      Invalidity ............................................................................ 10
 Section 6.6      Entire Agreement ...................................................................... 10

                               GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT by [See Annex A], (hereinafter called "Guarantor), is in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent) for the lenders (the "Lenders") that are or become parties to the Credit Agreement defined below.

                                  WITNESSETH:

     WHEREAS, on October 31, 1996, Titan Resources, L.P., a Texas limited partnership (hereinafter called "Company"), the Administrative Agent, First Union National Bank of North Carolina, as Documentation Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, and the Lenders have entered into that certain Amended and Restated Credit Agreement (as amended by First Amendment to Amended and Restated Credit Agreement dated of even date herewith, and as the same may be further amended from time to time, the "Credit Agreement"); and

     WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of the loans described therein is the execution and delivery to the Administrative Agent for the benefit of the Lenders of this Guaranty Agreement;

     NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan moneys, with or without security to or for the account of Company in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                   ARTICLE 1

                                 General Terms

     Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Company, "Guarantor", "Credit Agreement" and "Lenders" shall have the meanings indicated above.

     Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Collateral" shall have the meaning indicated in Section 5.1 hereof.

     "Guarantor Claims" shall have the meaning indicated in Section 4.1 hereof.

     "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

     "Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities of the Company pursuant to the Credit Agreement, including without limitation, the unpaid principal of and interest on the Notes, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, and performance of all Letter of Credit Agreements executed from time to time by the Company under or pursuant to the Credit Agreement and all reimbursement obligations for drawn or undrawn portions under any Letter of Credit now outstanding or hereafter issued under or pursuant to the Credit Agreement; (b) any additional loans made by the Lenders to the Company; (c) payment of and performance of any and all present or future obligations of the Company to any Lender or any Affiliate of such Lender under any Hedge Agreement between the Company and any Lender or any Affiliate of such Lender; (d) any and all other indebtedness, obligations and liabilities of any kind of the Company to the Lenders, now or hereafter existing, arising directly between the Company and the Lenders or acquired outright, as a participation, conditionally or as collateral security from another by the Lenders, absolute or contingent, joint and/or several, secured or unsecured,

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


     due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to the Lenders of the Company as a member of any partnership, syndicate, association or other group, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise; and (e) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above.

     Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.

                                   ARTICLE 2

                                  The Guaranty

     Section 2.1 Liabilities Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise.

     Section 2.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Company need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Company and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of Company or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Administrative Agent and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of nonpayment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty Agreement and delivery of the same to the Administrative Agent.

     Section 2.3 Administrative Agent's Rights. Guarantor authorizes the Administrative Agent, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

     Section 2.4 Guarantor's Waivers.

          (a) General. Guarantor waives any right to require any of the Lenders to (i) proceed against Company or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities (iv) have Company joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Company or any other guarantor of the Liabilities, and shall remain liable hereon


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

     regardless of whether Company or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Financing Documents shall be in the sole and absolute discretion of the Administrative Agent, and no delay by the Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement. To the extent allowed by applicable law, the Guarantor hereby waives any good faith duty on the part of the Administrative Agent in exercising any remedies provided in the Financing Documents.

          (b) Subrogation. Until the Liabilities have been paid in full, the Guarantor waives all rights of subrogation or reimbursement against the Company, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against the Company, and waives any benefit or any right to participate in any security now or hereafter held by the Administrative Agent or any Lender. The Guarantor further agrees for the benefit of each of its creditors (including, without limitation, the Lenders) that any such payment by the Guarantor shall constitute a contribution of capital by the Guarantor to the Company.

     Section 2.5 Maturity of Liabilities: Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Administrative Agent, pay to the Administrative Agent the amount due and unpaid by Company and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release Guarantor hereunder.

     Section 2.6 Administrative Agent's Expenses. If Guarantor fails to pay the Liabilities after notice from the Administrative Agent of Company's failure to pay any Liabilities at maturity, and if the Administrative Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Administrative Agent the Administrative Agent's reasonable attorneys' fees.

     Section 2.7 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

     Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

          (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Notes, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Company and any of the Lenders, or any other Person, pertaining to the Liabilities;

          (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to Company or Guarantor or any Person liable on the Liabilities;

          (c) Condition of Company or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Company or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Company or Guarantor, or any sale, lease or transfer of any or all of the assets of Company or Guarantor, or any changes in the shareholders, partners, or members of Company or Guarantor; or any reorganization of Company or Guarantor;




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

          (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Company, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

          (e) Release of Obligors. Any full or partial release of the liability of Company on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Company will be liable to perform the Liabilities, or the Lenders will look to other parties to perform the Liabilities.

          (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

          (g) Release of Collateral. etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

          (h) Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

          (i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

          (j) Payments Rescinded. Any payment by Company to the Lenders is held to constitute a preference under the bankruptcy laws, or for any reason the Lenders are required to refund such payment or pay such amount to Company or someone else; or

          (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.



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

                                   ARTICLE 3

                         Representations and Warranties

     Section 3.1 Guarantor. In order to induce the Lenders to accept this Guaranty Agreement, Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

          (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

          (b) Corporate Existence. Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

          (c) Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

          (d) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

          (e) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of Guarantor's articles or certificate of incorporation, bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

          (f) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

          (g) Solvency. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

     Section 3.2 No Representation by Lenders. Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

                                   ARTICLE 4

                         Subordination of Indebtedness

     Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Company to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Company thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Company arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. During the continuance of any Default, Guarantor shall not receive or collect, directly or indirectly, from Company or any other party any amount upon the Guarantor Claims.

     Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Company as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Lenders. Should the Administrative Agent or any Lender receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Company and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that portion of the Liabilities which would have been unpaid if the Administrative Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

     Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, and Guarantor covenants promptly to pay the same to the Administrative Agent.

     Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Company's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Company's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, the Administrative Agent or the Lenders presently exist or are hereafter created or attach. Without the prior written consent of the Lenders, Guarantor shall not
(a) exercise or enforce any creditor's right it may have against the Company, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Company held by Guarantor.

     Section 4.5 Notation of Records. All promissory notes, or other instruments evidencing the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                                   ARTICLE 5

                                    Security

     Section 5.1 Grant of Security Interest. As security for Guarantor's obligations hereunder, Guarantor hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in, a general lien upon and/or right of set-off against all of Guarantor's right, title and interest in and to the following (herein referred to as the "Collateral"): the balance of every deposit account, now or hereafter existing, of Guarantor with any Lender and any other claim of Guarantor against the Lenders, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of the Lenders or any of its agents or affiliates, for any purpose, and shall include the Collateral in transit to or set apart for them.

     Section 5.2 Financing Statements. The right is expressly granted to the Administrative Agent, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor as Debtor and the Administrative Agent as Secured Party and indicating therein the types or describing the items of Collateral.


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


     Section 5.3 Remedies. In the event of default under this Guaranty Agreement, the Administrative Agent may sell or cause to be sold, in one or more sales or parcels, at such price as the Administrative Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and any Lender or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

          Section 5.4 Rights. The grant of the above security interest and lien shall not in anywise limit or be construed as limiting the Lenders to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. The Lenders shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

                                   ARTICLE 6

                                 Miscellaneous

     Section 6.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the moneys, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

     Section 6.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with
Section 8.01 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Administrative Agent in writing.

     Section 6.3 Business and Financial Information. The Guarantor will promptly furnish to the Administrative Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Administrative Agent and the Lenders may reasonably request.

     Section 6.4 Construction. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of New York.

     Section 6.5 Invalidity. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

     Section 6.6 Entire Agreement. THIS WRITTEN GUARANTY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WITNESS THE EXECUTION HEREOF, as of the (See Annex A).




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
[See Annex A.]

By: /s/ Jack Hightower
   -------------------------------------
    Name:  Jack Hightower
    Title:  President

Address:     500 West Texas, Suite 500
             Midland, Texas 79710

Telephone No.:  915/682-6612
Telecopier No.: 915/687-3863











ANNEX A

Name of Guarantor                               Date Executed
-----------------                               -------------
Titan Exploration, Inc.                         October 31,1997
Titan Resources I, Inc.                         October 31, 1997
Titan Resources Holding, Inc.                   May 12, 1997





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